EXHIBIT 99.1

GENPREX, INC. ANNOUNCES $12 MILLION

REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET UNDER NASDAQ RULES, WITHOUT WARRANTS

Austin, Texas., Dec. 22, 2020 -- Genprex, Inc. (Nasdaq: GNPX) (“Genprex” or the “Company”),  a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes, today announced it has entered into a securities purchase agreement with a single healthcare-dedicated institutional investor for the purchase and sale of 3,116,884 shares of its common stock at a purchase price of $3.85 per share in a registered direct offering priced at-the-market under Nasdaq rules. No warrants will be issued in connection with the transaction. The closing of the offering is expected to occur on or about December 24, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-239134) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Genprex

Genprex, Inc. is a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes. Genprex’s technologies are designed to administer disease-fighting genes to provide new therapies for large patient populations with cancer and diabetes who currently have limited treatment options. Genprex works with world-class institutions and collaborators to develop drug candidates to further its pipeline of gene therapies in order to provide novel treatment approaches. The Company’s lead product candidate, REQORSA™ (quaratusugene ozeplasmid), is being evaluated as a treatment for non-small cell lung cancer (NSCLC). REQORSA has a multimodal mechanism of action that has been shown to interrupt cell signaling pathways that cause replication and proliferation of cancer cells; re-establish pathways for apoptosis, or programmed cell death, in cancer cells; and modulate the immune response against cancer cells. REQORSA has also been shown to block mechanisms that create drug resistance. In January 2020, the U.S. Food and Drug Administration granted Fast Track Designation for REQORSA for NSCLC in combination therapy with osimertinib (AstraZeneca’s Tagrisso®) for patients with EFGR mutations whose tumors progressed after treatment with osimertinib alone.

For more information, please visit the Company’s web site at www.genprex.com or follow Genprex on Twitter, Facebook and LinkedIn.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and Private Securities Litigation Reform Act, as amended, including those relating to the timing and completion of the proposed offering and other statement that are predictive in nature.  These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms.  These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K filed in 2020, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Genprex undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Genprex, Inc.
(877) 774-GNPX (4679)

Investor Relations
GNPX Investor Relations
(877) 774-GNPX (4679) Ext. #2
investors@genprex.com

Media Contact
Genprex Media Relations
Kalyn Dabbs
(877) 774-GNPX (4679) Ext. #3
media@genprex.com